Filed pursuant to Rule 424(b)(3)
                                               File No. 333-38625



     Pricing Supplement No. 2 dated November 13, 1998 (to
Prospectus Supplement dated November 12, 1997 and Prospectus dated November 12, 1997).



                          MATTEL, INC.
                          ------------

                   Series C Medium-Term Notes

                   Due More Than Nine Months
                       From Date of Issue


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Principal Amount:   US$15,000,000

CUSIP #: 57708Q BF3

Registered Holder:     Cede & Co.

Taxpayer Identification No.:

     Book Entry     xxx
     Certificated   ___

Fixed Rate Medium-Term Note:

     Specified Currency:   U.S. Dollars
     Original Issue Date:   11/17/1998
     Interest Accrual Date:   11/17/1998
     Interest Rate:   6.50%
     Original Maturity Date:   11/18/2013
     Final Maturity Date:   N/A
     Initial Redemption Date:   N/A
     Initial Redemption Percentage:   N/A
     Annual Redemption Percentage Reduction:   N/A
     Optional Repayment Date(s):   N/A
     Applicability of Modified Payment Upon Acceleration:   N/A
          If yes, state Issue Price:
     Applicability of Annual Interest Payments:   No
     Total Amount of OID:   None
     Original Yield to Maturity:   N/A
     Initial Accrual Redemption Date:   N/A
     Record Date (if other than
       May 1 and November 1):   N/A
     Other Terms:   None

Floating Medium-Term Note:   N/A

     Specified Currency:
     Index Currency:
     Original Issue Date:
     Interest Accrual Date:
     Base Rate:
     Spread (Plus or Minus):
     Spread Multiplier:
     Alternate Rate Event Spread:
     Initial Interest Rate:
     Initial Interest Reset Date:
     Maximum Interest Rate:
     Minimum Interest Rate:
     Index Maturity:
     Interest Accrual Date:
     Interest Payment Date(s):
     Interest Payment Period:
     Interest Reset Period:
     Interest Reset Dates:
     Original Maturity Date:
     Final Maturity Date:
     Initial Redemption Date:
     Initial Redemption Percentage:
     Applicability of Modified Payment Upon Acceleration:
          If yes, state Issue Price:
     Annual Redemption Percentage Reduction:
     Optional Repayment Date(s):
     Calculation Agent:
     Total Amount of OID:
     Original Yield to Maturity:
     Initial Accrual Period OID:
     Other Terms:

NOTE -

The Series C Medium-Term Note program has been reduced to $70,000,000.

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